UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2018

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of General Counsel

On September 24, 2018, upon recommendation from the Compensation Committee of the Board of Directors and approval by the Board of Directors, Immunomedics, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Freedberg Agreement”) with Jared Freedberg, pursuant to which Mr. Freedberg will serve as the Company’s General Counsel.

Mr. Freedberg, age 49, was Vice President, Legal at Mallinckrodt from December 2016 to September 2018. Prior to Mallinckrodt, Mr. Freedberg was the Vice President, Business Development and Strategy at Covance from November 2014 to November 2016 and Vice President, Associate General Counsel at Covance from March 2008 to November 2014 . Mr. Freedberg holds a Bachelor of Arts degree from the University of Pennsylvania and a Juris Doctor degree from the Duke University School of Law.

Mr. Freedberg’s appointment as General Counsel is effective as of September 24, 2018 (the “Freedberg Effective Date”). The term of the Freedberg Agreement is for two (2) years, and shall automatically renew for successive one (1) year periods thereafter, unless at least ninety (90) days prior to the end of any such period one party notifies the other in writing that they are exercising their option not to renew the Freedberg Agreement. Mr. Freedberg will receive an annual base salary of $400,000 and be eligible for an annual bonus, to be determined by the Compensation Committee of the Board of Directors, with a target of 40% of Mr. Freedberg’s base salary for each applicable fiscal year. Mr. Freedberg is entitled receive a sign-on cash bonus of $120,000, payable as soon as practicable after the Freedberg Effective Date.

On the Freedberg Effective Date, Mr. Freedberg was also granted a nonqualified stock option (the “Freedberg NQSO Agreement”) to purchase 119,685 shares of the Company’s common stock. Such option has a seven-year term and an exercise price equal to the fair market value of the Company’s common stock based on the closing price of the Company’s common stock on the Freedberg Effective Date and is subject to the terms of the Freedberg NQSO Agreement. Such option will vest as to 25% of the shares underlying the option on the first anniversary of the Freedberg Effective Date, and an additional 1/48th of the total number of shares underlying the option on the corresponding day of each month thereafter until the entire option has vested and become exercisable on the fourth anniversary of the Freedberg Effective Date, in each case subject to Freedberg’s continued employment on each such vesting date except as set forth below.

In the event Mr. Freedberg is terminated without Cause or resigns for Good Reason before a Change of Control (each as defined in the Freedberg Agreement), Mr. Freedberg will receive, provided that Mr. Freedberg executes within twenty-one (21) days of his termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Freedberg’s employment by the Company and his termination thereof, severance consisting of: (i) two (2) months of his then-current base salary for each completed year of service, with a minimum of six (6) months base salary and a maximum of twelve (12) months base salary, (ii) his annual target cash bonus prorated based on the number of days actually worked in the fiscal year of his termination and subject to the satisfaction of applicable performance conditions, and (iii) continued health coverage for a period of between six (6) and twelve (12) months,  among other benefits and in each case subject to the terms and conditions of the Freedberg Agreement.

In the event Mr. Freedberg is terminated without Cause or resigns for Good Reason within six (6) months prior to, or within one (1) year after a Change of Control, Mr. Freedberg will receive, provided that Mr. Freedberg executes within twenty-one (21) days (or forty-five (45) days as required by law) of his termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Freedberg’s employment by the Company and his termination thereof, severance consisting of: (i) four (4) months of his then-current base salary for each completed year of service, with a minimum of twelve (12) months base salary and a maximum of twenty-four (24) months base salary, (ii) his annual target cash bonus for the year in which he was terminated, (iii) continued health coverage for twelve (12) months, and (iv) accelerated vesting of the options granted pursuant to the Freedberg NQSO Agreement described above, among other benefits and subject to the terms and conditions of the Freedberg Agreement.

Appointment of Chief Human Resources Officer

On September 26, 2018, upon recommendation from the Compensation Committee of the Board of Directors and approval by the Board of Directors, the Company entered into an Executive Employment Agreement (the “Andrews Agreement”) with Kurt Andrews, pursuant to which Mr. Andrews will serve as the Company’s Chief Human Resources Officer.

Mr. Andrews, age 49, was Sr. Vice President, Human Resources at Amicus Therapeutics from February 2016 to July 2018. Prior to Amicus, Mr. Andrews was the Vice President, Human Resources at Valeritas, Inc. from July 2013 to February 2016. Mr. Andrews holds a Master’s Degree from the University of Illinois School of Labor and Employment Relations.

Mr. Andrews’s appointment as Chief Human Resources Officer is effective as of September 24, 2018. The term of the Andrews Agreement is for two (2) years from July 11, 2018, the date Mr. Andrews was initially hired as an employee of the Company (the “Start Date”), and shall automatically renew for successive one (1) year periods thereafter, unless at least ninety (90) days prior to the end of any such period one party notifies the other in writing that they are exercising their option not to renew the Andrews Agreement. Mr. Andrews will receive an annual base salary of $310,000 and be eligible for an annual bonus, to be determined by the Compensation Committee of the Board of Directors, with a target of 35% of Mr. Andrews’s base salary for each applicable fiscal year. Mr. Andrews received a sign-on cash bonus of $100,000 shortly after the Start Date.

On the Start Date, Mr. Andrews was also granted a nonqualified stock option (the “Andrews NQSO Agreement”) to purchase 76,222 shares of the Company’s common stock. Such option has a seven-year term and an exercise price equal to the fair market value of the Company’s common stock based on the closing price of the Company’s common stock on the Start Date and is subject to the terms of the Andrews NQSO Agreement. Such option will vest as to 25% of the shares underlying the option on the first anniversary of the Start Date, and an additional 1/48th of the total number of shares underlying the option on the corresponding day of each month thereafter until the entire option has vested and become exercisable on the fourth anniversary of the Start Date, in each case subject to Andrews’s continued employment on each such vesting date except as set forth below.

In the event Mr. Andrews is terminated without Cause or resigns for Good Reason before a Change of Control (each as defined in the Andrews Agreement), Mr. Andrews will receive, provided that Mr. Andrews executes within twenty-one (21) days (or forty-five (45) days as required by law) of his termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Andrews’s employment by the Company and his termination thereof, severance consisting of: (i) two (2) months of his then-current base salary for each completed year of service, with a minimum of six (6) months base salary and a maximum of twelve (12) months base salary, (ii) his annual target cash bonus prorated based on the number of days actually worked in the fiscal year of his termination and subject to the satisfaction of applicable performance conditions, and (iii) continued health coverage for a period of between six (6) and twelve (12) months, among other benefits and in each case subject to the terms and conditions of the Andrews Agreement.

In the event Mr. Andrews is terminated without Cause or resigns for Good Reason within six (6) months prior to, or within one (1) year after a Change of Control, Mr. Andrews will receive, provided that Mr. Andrews executes within twenty-one (21) days of his termination, does not revoke, and complies with the terms of, a written release that releases the Company from any and all claims with respect to all matters arising out of or related to Mr. Andrews’s employment by the Company and his termination thereof, severance consisting of: (i) four (4) months of his then-current base salary for each completed year of service, with a minimum of twelve (12) months base salary and a maximum of twenty-four (24) months base salary, (ii) his annual target cash bonus for the year in which he was terminated, (iii) continued health coverage for twelve (12) months, and (iv) accelerated vesting of the options granted pursuant to the Andrews NQSO Agreement described above, among other benefits and subject to the terms and conditions of the Andrews Agreement.

Neither Mr. Freedberg nor Mr. Andrews has any family relationship with any director or executive officer, or a person nominated to be a director or executive officer of the Company. Neither Mr. Freedberg nor Mr. Andrews have engaged in any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.  There are no arrangements or understandings between Mr. Freedberg or Mr. Andrews and any other person(s) pursuant to which Mr. Freedberg or Mr. Andrews were appointed as the Company’s General Counsel or Chief Human Resources Officer, respectively.

The Company expects to file the Freedberg Agreement (including the Freedberg NQSO Agreement) and  the Andrews Agreement as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018. The foregoing descriptions are qualified in their entirety by reference to the complete text of the Freedberg Agreement (including the Freedberg NQSO Agreement) and the Andrews Agreement when filed.

Bonus Plan

On September 26, 2018, the Compensation Committee of the Board of Directors approved the Immunomedics, Inc. Annual Cash Bonus Plan (“Bonus Plan”). The Compensation Committee will designate the employees who will have the opportunity to earn bonus amounts under the Bonus Plan each performance period.  The Bonus Plan is intended to provide incentives to employees in the form of cash payments for achieving certain performance goals established under the Bonus Plan.

Under the Bonus Plan, each performance period all of the participants selected by the Compensation Committee are assigned a target incentive level, expressed as a percentage of base salary (in special situations the award may be expressed as a fixed cash amount). Depending on the achievement of specified levels of individual and Company performance goals, each participant may earn a portion or multiple of the target incentive for the applicable performance period.

Company performance goals may be based on the following metrics which may apply to one or more business units, divisions or company-wide and may be determined relative to comparable companies or peer groups: product research and development; completion of an identified special project; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; sales or net sales; market share; market penetration; economic value added; customer service; customer satisfaction; inventory control; balance of cash, cash equivalents and marketable securities; growth in assets; key hires; employee satisfaction; employee retention; business expansion; acquisitions, divestitures, joint ventures; capital or fund raising to support operations; government grants; license arrangements; collaboration or customer agreements or arrangements; legal compliance or safety and risk reduction; or such other measures as determined by the Compensation Committee consistent with these performance measures.

Individual performance goals may be based on the following metrics: individual performance during the applicable performance period relative to others in the business unit or division or other comparable positions in the Company taking into consideration the level of difficulty of the individual’s objectives, the consistency of his or her actions with corporate values, the level of performance versus objectives, the individual’s most recent performance rating (if applicable), past performance and future potential, and outside benchmark market data for similar positions.

The Compensation Committee’s approval of the Bonus Plan does not create a guarantee of an incentive award to any participant, and the Compensation Committee retains discretion to discontinue or amend the Bonus Plan at any time. The foregoing descriptions are qualified in their entirety by reference to the complete text of the Bonus Plan which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending September 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

Date: September 28, 2018	By:	/s/ Michael Pehl
Name: Michael Pehl
Title: President and Chief Executive Officer